Exhibit 2

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, General Electric Capital Services Note-Backed Series 2002-5
*CUSIP: 21988G478 & 21988GBQ8

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 21, 2002.

INTEREST ACCOUNT
----------------
Balance as of April 2, 2002 ..................................           $0.00
         Scheduled Income received on securities .............    4,372,312.50
         Unscheduled Income received on securities ...........           $0.00

LESS:
         Distribution to Class A1 Holders ....................  -$3,061,266.50
         Distribution to Class A2 Holders ....................    -$315,130.38
         Distribution to Depositor ...........................    -$995,915.62
         Distribution to Trustee .............................          -$0.00
Balance as of August 21, 2002 ................................           $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of April 2, 2002 ...............................              $0.00
         Scheduled Principal payment received on securities...           $0.00

LESS:
         Distribution to Holders ..........................              $0.00
Balance as of August 21, 2002 .............................              $0.00

                           UNDERLYING SECURITIES HELD AS OF AUGUST 21, 2002 Principal
         Amount                    Title of Security
         ------                    -----------------
         $116,595,000              General Electric Capital Services, Inc.
                                   7.50% Guaranteed Subordinated Notes
                                   due August 21, 2035
                                   *CUSIP: 36959CAA6

U.S. Bank Trust National Association, as Trustee

* Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.


                                       8